Press Release	Exhibit 99.2

Silver State Bancorp Holds Annual Shareholder Meeting

Five Directors Re-Elected, Appointment of Independent Registered Public Accounting Firm Ratified and Omnibus Equity Plan Approved

HENDERSON, NV—May 1, 2008—Silver State Bancorp (NASDAQ: SSBX) today announced that at its annual meeting held on April 30, 2008 its shareholders voted to re-elect director Mark S. Bosco for a one year term and directors Andrew K. McCain, Brian M. Collins, Craig A. McCall and Phillip C. Peckman each for three year terms. The Company further announced that its shareholders ratified the appointment of McGladrey & Pullen, LLP as its independent registered public accounting firm for the 2008 fiscal year and approved the adoption of the Silver State Bancorp 2008 Omnibus Equity Plan.

About Silver State Bancorp

Silver State Bancorp, through its wholly owned subsidiary Silver State Bank, currently operates thirteen full service branches in southern Nevada and four full service branches in the Phoenix/Scottsdale market area. Silver State Bank also operates loan production offices located in Nevada, California, Washington, Oregon, Utah, Colorado and Florida. Please visit www.silverstatebancorp.com for more information.

Forward-Looking Statements

This press release contains forward-looking statements. Terms such as “will,” “should,” “plan,” “intend,” “expect,” “continue,” “believe,” “anticipate,” “seek,” and similar expressions are forward-looking in nature and reflect management’s view only as the date hereof. Actual results and events could differ materially from those expressed or anticipated and are subject to a number of risks and uncertainties including but not limited to fluctuations in interest rates, asset quality, government regulations, economic conditions and competition in the geographic and business areas in which Silver State Bancorp conducts its operations. We undertake no obligation to review or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Silver State Bancorp

Investors:

Corey L. Johnson, 702-433-8300

Michael J. Threet, 702-433-8300

or

Stern And Company

Media:

Steve Stern, 702-240-9533

steve@sdsternpr.com

Source: Silver State Bancorp